Exhibit 99.01

Certification by a Member of the Ingram Micro Benefits Administrative Committee
Pursuant to Section 906 of the Sarbanes-Oxley Act

The certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

In my capacity as a member of the Ingram Micro Benefits Administrative Committee, I hereby certify that, to the best of my knowledge, Ingram Micro 401(k) Investment Savings Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Ingram Micro 401(k) Investment Savings Plan.

/s/	Matthew Sauer

Name:	Matthew Sauer
Title:	Member of the Ingram Micro Benefits
Administrative Committee

Dated: June 30, 2003